Exhibit 1

                                                                  EXECUTION COPY

                     STANDBY SECURITIES PURCHASE AGREEMENT

     STANDBY SECURITIES PURCHASE AGREEMENT dated as of February 20, 2003 (this "AGREEMENT") among Childtime Learning Centers, Inc., a Michigan corporation (the "COMPANY"), Childtime Childcare, Inc., an Illinois corporation ("CCI"), JP Acquisition Fund II, L.P., a Delaware limited partnership ("JPAF II"), JP Acquisition Fund III, L.P., a Delaware limited partnership ("JPAF III"), and the investors named on SCHEDULE I hereto (JPAF II, JPAF III and such investors being referred to collectively herein as the "PURCHASERS").

     WHEREAS, on July 19, 2002, the Company, through TT Acquisition LLC, a Michigan limited liability company and a wholly-owned subsidiary of the Company, acquired substantially all of the assets (the "ACQUISITION") of Tutor Time Learning Systems, Inc., a Florida corporation that filed for chapter 11 bankruptcy protection in May 2002;

     WHEREAS, in connection with the Acquisition, CCI issued $14,000,000 of subordinated debt to the Purchasers (the "OUTSTANDING SUBORDINATED DEBT");

     WHEREAS, pursuant to the terms of the Outstanding Subordinated Debt, a portion of the interest thereon has been paid, and is and shall be payable, in kind through the issuance of "ADDITIONAL SUBORDINATED NOTES" (as defined in the Outstanding Subordinated Debt) (the principal amount of and interest on such Additional Subordinated Notes and any accrued and unpaid interest on the Outstanding Subordinated Debt which is or becomes payable through the issuance of Additional Subordinated Notes being referred to collectively herein as "DEFERRED INTEREST");

     WHEREAS, the Company intends to undertake a rights offering (the "RIGHTS OFFERING") pursuant to which the Company will offer to the Company's stockholders (the "STOCKHOLDERS") the right to purchase an aggregate of 100,000 units (the "UNITS"), consisting of (i) shares (the "OFFERED SHARES") of the Company's common stock, no par value (the "COMMON STOCK"), and (ii) subordinated debt to be issued by the Company (the "OFFERED SUBORDINATED DEBT" and, together with the Offered Shares, the "OFFERED SECURITIES"), for an aggregate purchase price (the "RIGHTS OFFERING PROCEEDS") at least equal to or exceeding the Standby Commitment Limit (as defined in Section 1.1(d)), pursuant to the terms set forth in Section 1.3(b);

     WHEREAS, each Unit offered pursuant to the Rights Offering will consist of an amount of Offered Shares (the "UNIT SHARE AMOUNT") and $35 principal amount of Offered Subordinated Debt;

     WHEREAS, the Unit Share Amount will be determined as provided herein;

     WHEREAS, each Unit will be offered for a purchase price equal to the sum of
(a) the product of the Rights Offering Share Purchase Price multiplied by the Unit Share Amount and (b) $35;

     WHEREAS, all of the Rights Offering Proceeds are to be used to prepay principal of and all accrued and unpaid interest on the Outstanding Subordinated Debt, including Deferred Interest, to the extent that the holders of the Outstanding Subordinated Debt are not required, pursuant to the terms hereof, to use such Outstanding Subordinated Debt (including Deferred Interest) to purchase Excess Securities (as defined below);

     WHEREAS, pursuant to the terms of the Rights Offering, each of the Stockholders will have the right to purchase its PRO RATA share of the Offered Securities and will be afforded an oversubscription right;

     WHEREAS, in the event that the Company elects to undertake the Rights Offering, the Company will file one or more registration statements on Form S-1, or such other form with respect to which the Rights Offering may be registered (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") covering the offering and sale of the Units and the underlying Offered Securities to the Stockholders;

     WHEREAS, substantially all of the Purchasers will be Stockholders as of the record date for the Rights Offering, and, as such, will have the right to participate in the Rights Offering; and

     WHEREAS, in the event that the Company undertakes the Rights Offering and one or more Stockholders decline to purchase any Units or elect to purchase less than their respective PRO RATA shares of the Units, the Purchasers agree to subscribe for an amount of such unpurchased underlying Offered Securities having an aggregate purchase price not exceeding the Standby Commitment Limit in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company, CCI and the Purchasers agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF OFFERED SECURITIES

     1.1 PURCHASE AND SALE OF OFFERED SHARES.

     (a) In the event that the Stockholders do not subscribe for and purchase all of the Units on or before the expiration date of the Rights Offering (all such Units not subscribed for and purchased by the Stockholders in the Rights Offering being referred to herein as the "UNSUBSCRIBED UNITS"), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, jointly and severally, shall purchase from the Company, the Excess Shares (as defined below).

     (b) For purposes of this Agreement, "EXCESS SHARES" shall mean an amount of Offered Shares equal to the product of the total number of Unsubscribed Units and the Unit Share Amount; PROVIDED, HOWEVER, the number of Excess Shares shall not exceed the product of (i) the quotient of the Standby Commitment Limit divided by the Unit Price (as defined below), such quotient being rounded down to the next lowest whole number, if necessary, to eliminate any fraction, multiplied by (ii) the Unit Share Amount (all the foregoing amounts to be calculated as of the Closing Date).

     (c) The purchase price payable for each of the Excess Shares shall be equal to the Rights Offering Share Purchase Price.

     (d) The "STANDBY COMMITMENT LIMIT" shall mean the aggregate outstanding principal amount of, and accrued and unpaid interest (including Deferred Interest) on, the Outstanding Subordinated Debt, calculated as of the date which is one business day following the closing date of the Rights Offering (excluding any such principal or interest used to pay for Units in connection with the exercise of any rights to purchase Units received under the Rights Offering).

     1.2 PURCHASE AND SALE OF OFFERED SUBORDINATED DEBT.

     (a) In the event that the Stockholders do not subscribe for and purchase all of the Units on or before the expiration date of the Rights Offering, subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, jointly and severally, shall purchase from the Company, the Excess Subordinated Debt (as defined below).

     (b) For purposes of this Agreement, "EXCESS SUBORDINATED DEBT" shall mean a principal amount of subordinated debt of the Company (containing terms and provisions substantially identical to the Outstanding Subordinated Debt, except that it shall be due in 2008, its subordination terms shall differ and interest on the Excess Subordinated Debt shall accrue at the rate of 15% per annum, payable quarterly in cash only, all as more fully described in the "Prospectus" (as defined in Section 2.1(h))) equal to the product of the total number of Unsubscribed Units and $35; PROVIDED, HOWEVER, that the aggregate principal amount of the Excess Subordinated Debt shall not exceed the product of (i) the quotient of the Standby Commitment Limit divided by the Unit Price (as defined below), such quotient being rounded down to the next lowest whole number, if necessary, to eliminate any fraction, multiplied by (ii) $35 (all the foregoing amounts to be calculated as of the Closing Date).

     (c) The purchase price payable for the Excess Subordinated Debt shall be equal to the principal amount thereof.

     1.3 GENERAL PURCHASE AND SALE TERMS.

     (a) The Company shall consummate the Rights Offering on or before July 18, 2003. If the Rights Offering is not consummated within such time period, the Purchasers' obligations under this Agreement shall be null and void and of no force or legal effect. Notwithstanding any provision herein to the contrary, the Purchasers' obligations hereunder shall terminate on July 28, 2003 in the event that the transactions contemplated by this Agreement are not consummated by such date.

     (b) The Company agrees that with respect to the Rights Offering:

          (i) The number of Units to be offered to the Stockholders pursuant to the Rights Offering shall be 100,000.

          (ii) Each Unit offered pursuant to the Rights Offering will consist of an amount of Offered Shares equal to the Unit Share Amount and $35 principal amount of Offered Subordinated Debt, and each Unit will be offered for a purchase price equal to the sum of (a) the product of the Rights Offering Share Purchase Price multiplied by the Unit Share Amount and (b) $35 (the "UNIT PRICE").

          (iii) The imputed per share purchase price of the Offered Shares as part of the Units (the "RIGHTS OFFERING SHARE PURCHASE PRICE") shall be equal to the Volume-Weighted Average Price of the Common Stock for the 28 calendar day period immediately preceding the date on which the Registration Statement is declared effective by the Commission (the "EFFECTIVE DATE") (such average price being the "FOUR-WEEK AVERAGE"); provided, however, that if the Volume-Weighted Average Price of the Common Stock for the 7 calendar day period immediately preceding the Effective Date (the "ONE-WEEK AVERAGE") is more than 10% less than the Four-Week Average, then the Rights Offering Share Purchase Price shall be a price equal to 110% of the One-Week Average.

          (iv) The "UNIT SHARE AMOUNT" shall be an amount of Offered Shares equal to the quotient of (A) (x) the Standby Commitment Limit divided by 100,000 minus (y) $35, divided by (B) the Rights Offering Share Purchase Price, rounded up to the next highest whole number, if necessary, to eliminate any fraction.

          (v) "VOLUME-WEIGHTED AVERAGE PRICE" shall mean, with respect to the Common Stock over a given period, an amount equal to (1) the sum of the products for each reported sale of Common Stock within such period on the primary United States securities market on which the Common Stock is traded of (x) the reported sale price for each such reported sale multiplied by (y) the number of shares sold in such reported sale, divided by (2) the total number of shares of Common Stock sold pursuant to all such reported sales.

     (c) The aggregate purchase price paid for the Excess Shares and the Excess Subordinated Debt shall in no event exceed an amount equal to the difference between (i) the Standby Commitment Limit, minus (without duplication) (ii) any of the aggregate principal amount of the Outstanding Subordinated Debt, Deferred Interest, or accrued and unpaid interest on the Outstanding Subordinated Debt which does not constitute Deferred Interest used to pay for Units in connection with the exercise of any rights to purchase Units received under the Rights Offering.

     (d) Any of the Purchasers (each, an "ASSIGNING PURCHASER") shall have the right, in its sole discretion, to assign, in whole or in part, its obligation to purchase Excess Shares and Excess Subordinated Debt (collectively, "EXCESS SECURITIES") hereunder to any other Purchaser or any affiliate or designee of the Assigning Purchaser; provided that the Assigning Purchaser shall remain liable for the performance of such obligation notwithstanding any such assignment.

     1.4 CLOSING.

     (a) Subject to the satisfaction of the conditions set forth in Article IV hereof, the purchase of Excess Securities shall be made at a closing (the "CLOSING") to be held at the offices Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York at 11:00 a.m., one business day following the closing date of the Rights Offering or at such time and on such date as the Purchasers and the Company may mutually agree in writing (such date, the "CLOSING DATE").

     (b) At the Closing (i) the Company shall deliver to the Purchasers (A) stock certificates representing the Excess Shares purchased by the Purchasers hereunder and (B) notes in a principal amount equal to the Excess Subordinated Debt purchased by the Purchasers hereunder and (ii) the Purchasers shall deliver to the Company the aggregate purchase price for (A) the Excess Shares equal to the product of (1) the number of Excess Shares purchased hereunder and (2) the Rights Offering Share Purchase Price, and (B) the Excess Subordinated Debt equal to the principal amount thereof, in each case by presenting Outstanding Subordinated Debt and Additional Subordinated Notes such that the sum of the aggregate principal amount of and the aggregate accrued and unpaid interest (including Deferred Interest) on such debt and notes is at least equal to the amount of such purchase price. To the extent that the outstanding principal amount of, and accrued and unpaid interest (including Deferred Interest) on, the Outstanding Subordinated Debt exceeds the aggregate purchase price for the Excess Securities and is therefore not used to pay in full the purchase price of the Excess Securities, CCI shall at the Closing, upon presentation by the Purchasers of Outstanding Subordinated Debt and Additional Subordinated Notes representing such excess, pay in full in cash such portion of the outstanding principal amount of the Outstanding Subordinated Debt, together with all accrued and unpaid interest (including Deferred Interest) thereon through the Closing Date, and upon such payment, all such Outstanding Subordinated Debt and Additional Subordinated Notes shall be cancelled and marked as paid in full.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CCI

     2.1 The Company hereby represents and warrants to the Purchasers as follows:

     (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now and heretofore conducted, to issue and sell the Excess Shares and to issue and sell the Excess Subordinated Debt. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the nature of its business make such qualification necessary and where a failure to be so qualified would have a material adverse effect on the results of operations, business, assets, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

     (b) AUTHORIZATION. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company and its stockholders, and this Agreement, when duly executed and delivered by the Purchasers, will constitute a valid and legally binding instrument of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) ISSUANCE OF EXCESS SHARES. The Excess Shares have been duly authorized by all necessary corporate action of the Company, and when issued in accordance with such authorization and delivered by the Company against payment therefor will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal or any kind; and the Stockholders have no preemptive rights with respect to the Excess Shares. The Excess Shares will be free of restrictions on transfer except for restrictions under applicable federal and state securities laws and Section 8-402 of the Uniform Commercial Code.

     (d) ISSUANCE OF EXCESS SUBORDINATED DEBT. The indenture and indenture supplement pursuant to which the Excess Subordinated Debt will be issued (collectively, the "INDENTURE") when duly executed and delivered by the Company (assuming due execution and delivery by the trustee thereunder (the "TRUSTEE")) will constitute a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms. The Excess Subordinated Debt has been duly authorized by all necessary corporate action of the Company, and, when issued in accordance with such authorization and the terms of the Indenture (assuming due authentication by the Trustee) and delivered by the Company against payment therefor in accordance with the terms hereof, the Excess Subordinated Debt will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with its terms; and the Stockholders have no preemptive rights with respect to the Excess Subordinated Debt. The Excess Subordinated Debt will be free of restrictions on transfer except for restrictions under applicable federal and state securities laws.

     (e) NO CONFLICT. The execution and delivery of this Agreement and the Indenture, the consummation by the Company and CCI of the transactions contemplated in such agreements and the compliance by the Company and CCI with the terms of such agreements do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which any of their respective properties or assets are bound, with such exceptions as would not have a Material Adverse Effect, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by the Company of this Agreement and the issuance of the Excess Shares and the Excess Subordinated Debt, except such as have been obtained under the rules and regulations of the Commission and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws.

     (f) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of the date hereof is set forth in Schedule 2.1(f). All issued and outstanding shares of capital stock of the Company have been, and, when issued in accordance with the terms of this Agreement, all Excess Shares will be, duly authorized and validly issued, fully paid and nonassessable. There are no treasury shares held by the Company. Except as set forth in Schedule 2.1(f), no shares of the capital stock of the Company are entitled to preemptive or similar rights, nor is any holder of the capital stock of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement and the transactions contemplated hereby. Except as set forth in Schedule 2.1(f), as of the date of this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls, written commitments or, to the knowledge of the Company, oral commitments relating to, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, written arrangements or, to the knowledge of the Company, oral arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

     (g) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO ADVERSE CHANGE. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS"). Since January 9, 2003, the Company has filed all of its SEC Documents on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. All material agreements to which the Company or its subsidiaries is a party or to which the property or assets of the Company or its subsidiaries are subject have been filed as exhibits to the SEC Documents as required; none of the Company or its subsidiaries is in breach of any agreement where such breach would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The financial statements of the Company included in the SEC Documents and which will be included in the Registration Statement and Prospectus referred to below comply or will comply, as the case may be, in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and/or effectiveness, as the case may be. Such financial statements have been or will be, as the case may be, prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present or will fairly present, as the case may be, in all material respects the financial position of the Company, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Annual Report on Form 10-K for the period ended March 29, 2002, there has been no event, occurrence or development that has had, or would reasonably be expected to have, a Material Adverse Effect which has not been specifically disclosed in the SEC Documents or to the Purchasers by the Company. The Company last filed audited financial statements with respect to its financial condition with the Commission on June 26, 2002, and has not received any comments from the Commission in respect thereof.

     (h) REGISTRATION STATEMENT. When the Registration Statement becomes effective, the Registration Statement and its prospectus portion, as then amended (the "PROSPECTUS"), will (i) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the Commission and (ii) conform in all respects to the requirements of the Securities Act and the rules and regulations of the Commission, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in either of such documents based upon written information furnished to the Company by the Purchasers specifically for use therein. The descriptions of this Agreement, the Excess Securities and the Indenture that will be contained in the Prospectus shall be correct in all material respects.

     2.2 CCI represents and warrants to the Purchasers as follows:

     (a) ORGANIZATION AND QUALIFICATION. CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now and heretofore conducted. CCI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the nature of its business make such qualification necessary and where a failure to be so qualified would have a material adverse effect on the results of operations, business, assets, prospects or condition (financial or otherwise) of CCI (a "CCI MATERIAL ADVERSE EFFECT").

     (b) AUTHORIZATION. The execution, delivery and performance of this Agreement by CCI and the consummation by CCI of the transactions contemplated hereby have been duly authorized by all necessary corporate action of CCI and its sole stockholder, and this Agreement, when duly executed and delivered by the Purchasers, will constitute a valid and legally binding instrument of CCI enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) NO CONFLICT. The execution and delivery of this Agreement, the consummation by the Company and CCI of the transactions contemplated in this Agreement and the compliance by the Company and CCI with the terms of this Agreement do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of CCI, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which CCI is a party or by which any of its properties or assets are bound, with such exceptions as would not have a CCI Material Adverse Effect, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over CCI or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by CCI of this Agreement, except such as have been obtained under the rules and regulations of the Commission and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby represents, warrants, acknowledges and agrees as to itself as follows:

     3.1 FORMATION. Each such Purchaser that is a corporation, limited liability company, limited partnership or other entity (each an "ENTITY PURCHASER") has been duly formed under the laws of its jurisdiction of organization.

     3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by each Entity Purchaser and the consummation by such Entity Purchaser of the transactions contemplated hereby have been duly authorized by all necessary entity action of such Entity Purchaser.

     3.3 VALIDITY. This Agreement, when duly executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.4 OTHER.

     (a) Such Purchaser acknowledges that the Excess Securities are being issued pursuant to an exemption from the registration requirements of the Securities Act and are restricted securities. Such Purchaser is an accredited investor within the meaning of the rules under the Securities Act and it is acquiring such securities for its own account as principal for investment and without a view to the distribution or sale thereof.

     (b) The Purchaser has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of this investment.

     (c) The Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and at the present time and in the foreseeable future can afford a complete loss of this investment.

     (d) The Purchaser is aware that (1) no federal or state agency has passed upon the Excess Securities or made any finding or determination as to the fairness of this investment; (2) there are substantial risks incident to the purchase of Excess Securities, (3) there are substantial restrictions on the transferability of the Excess Securities, (4) there is no established market for the Excess Subordinated Debt and no public market for the Excess Subordinated Debt is likely to develop, (5) the Excess Securities will not be, and, except as set forth is Section 7.1, investors in the Company have no rights to require that the Excess Securities be, registered under the Securities Act or state securities laws and therefore the Excess Securities cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered or unless an exemption from such registration is available, and (6) the Purchaser may have to hold the Excess Securities herein subscribed for and bear the economic risk of this investment indefinitely and it may not be possible for the Purchaser to liquidate its investment in the Company.

     (e) The Purchaser and/or the Purchaser's advisors, have had the opportunity to ask questions of, and receive answers from, directors and officers of the Company, or a person acting on its behalf, concerning the terms of an investment in the Company and to receive additional information, to the extent that the Company possessed such information or was able to acquire it without unreasonable effort or expense, which the Purchaser or its advisors deemed necessary to evaluate such investment.

     (f) All information which the Purchaser has provided to the Company and its representatives concerning the Purchaser is true, complete and correct.

     (g) If the Purchaser is a corporation, partnership or trust, it has its principal place of business as set forth in the subscription agreement relating to the issuance of the Outstanding Subordinated Debt and it has not been formed for the specific purpose of acquiring the Excess Securities unless all of its equity owners qualify as accredited investors, and the individual signing this Agreement is duly authorized to do so.

     (h) If the Purchaser is a corporation, partnership or trust, and if the Purchaser owns, or, concurrently with the closing of the subscription for the Excess Securities, is acquiring, more than 10% of the aggregate of the Common Stock as of the date of the acquisition of the Purchaser's Excess Securities, either (1) all the Purchaser's outstanding securities (as such term is defined in the Investment Company Act of 1940, as amended, the "1940 ACT") are beneficially owned by one natural person or (2) the value of all securities (other than short-term paper, as defined in the 1940 Act) owned by such Purchaser of all issuers which are or would, but for the exception set forth in subparagraph (A) of Section 3(c)(1) of the 1940 Act, be excluded from the definition of "investment company" under the 1940 Act solely by Section 3(c)(1) of the 1940 Act, does not exceed 10% of the value of the Purchaser's total assets.

     (i) The Purchaser agrees to deliver to the Company such other information as to certain matters under the Securities Act and the 1940 Act as the Company may reasonably request in order to ensure compliance with such Acts and the availability of any exemption thereunder.

     (j) If the Purchaser is a corporation, partnership or trust, and if all or part of the funds that the Purchaser is using to purchase the Excess Securities are assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to ERISA, or a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "CODE"), (1) the funds so constituting plan assets have been identified to the Company, (2) its proposed purchase of the Excess Securities is permissible under the documents governing the investment of such plan assets, (3) in making the proposed purchase of the Excess Securities, it is aware of and has taken into consideration the diversification requirements of Section 404(a)(1) of ERISA and the decision to invest plan assets in the Company is consistent with the provisions of ERISA or other applicable law that require diversification in the investment of plan assets, and (4) it has concluded that the proposed purchase of the Excess Securities is prudent and is consistent with other applicable fiduciary responsibilities under ERISA or other applicable law.

                                   ARTICLE IV

                                   CONDITIONS

     4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE EXCESS SECURITIES. The obligation of the Company to issue and sell the Excess Securities hereunder is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

     (a) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the date of the Closing, as though made on and as of such date.

     (b) PERFORMANCE BY THE PURCHASERS. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

     (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE EXCESS SECURITIES. The obligation of the Purchasers hereunder to acquire and pay for the Excess Securities is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:

     (a) ACCURACY OF THE COMPANY'S AND CCI'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Company and CCI set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though made on and as of such date.

     (b) PERFORMANCE BY THE COMPANY AND CCI. The Company and CCI shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and CCI at or prior to the Closing.

     (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) OPINION OF COUNSEL. The Company shall have furnished to the Purchasers the opinion of Honigman Miller Schwartz and Cohn LLP, counsel for the Company and CCI dated the Closing Date addressed to the Purchasers and in form and substance reasonably satisfactory to Stroock & Stroock & Lavan LLP, counsel to the Purchasers, to the effect set forth in ANNEX A hereto.

     (e) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and no stop order shall have been issued with respect thereto.

     (f) INDENTURE. The Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended.

     (g) LISTING OF EXCESS SHARES. All of the Excess Shares shall be listed for trading on the NASDAQ SmallCap Market and, except as previously disclosed to the Purchasers, the Company shall have no knowledge of any action or proceeding, pending or threatened, that may result in the delisting of the Excess Securities from the NASDAQ SmallCap Market, as the case may be.

     (h) DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to the each Purchaser the stock certificate(s) representing the Excess Shares purchased by such Purchaser hereunder, registered in the name of such Purchaser.

     (i) INDENTURE; DELIVERY OF NOTES. The Company and the Trustee shall have executed and delivered the Indenture and the Company shall have executed and delivered (and the Trustee shall have duly authenticated) to each Purchaser notes representing the Excess Subordinated Debt registered in the name of such Purchaser, all in the form attached to the Indenture.

     (j) COMFORT LETTER. On the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Purchasers a letter, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

                                   ARTICLE V

                                   TERMINATION

     5.1 PURCHASERS' RIGHT TO TERMINATE. The Purchasers shall have the right to terminate this Agreement at any time on or prior to the Closing Date, if (i) there shall have been commenced by or against the Company or CCI any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or CCI, or seeking to adjudicate the Company or CCI a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or CCI or any of their respective debts, or seeking appointment of a receiver, trustee, custodian or other similar official for the Company or CCI or any substantial part of its assets, or a general assignment by the Company or CCI for the benefit of their respective creditors; (ii) there shall have been commenced against the Company or CCI any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Company or CCI which results in the entry of an order for any such relief; (iii) the Company or CCI shall take any action in furtherance of, or indicating their consent to, approval of, or acquiescence in, any of the acts set forth in this Section; or (iv) either the Company or CCI shall be unable, or admit in writing its inability, to pay its debts as they become due, or generally shall not pay its debts as they become due.

     5.2 TERMINATION BY EITHER PARTY. Any of the parties hereto may terminate this Agreement if the transactions contemplated hereby are not consummated by July 28, 2003 through no fault of the terminating party.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 COMPANY'S AND CCI'S INDEMNIFICATION. Each of the Company and CCI agrees to jointly and severally indemnify and hold harmless each Purchaser, all affiliates, partners, directors, agents, employees and controlling persons of such Purchaser, against any and all losses, liabilities, claims, damages, actions and expenses whatsoever, as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, compromising or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Securities, as originally filed or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make statements made therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or CCI contained herein; or (iv) in whole or in part upon any failure of the Company or CCI to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by such Purchaser in connection with, or relating in any manner to, the Offered Securities or the Rights Offering, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, PROVIDED that the Company and CCI will not be liable under this clause (v) to the extent that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Purchaser through its willful misconduct or gross negligence; and PROVIDED, HOWEVER, that the Company and CCI will not be liable in any such case covered by clauses (i), (ii), (iii),
(iv) or (v) above to the extent but only to the extent that any such loss, liability, claim, damage, action or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Purchaser furnished to the Company by such Purchaser, or at its direction, for use therein. This indemnity agreement will be in addition to any liability, which the Company and CCI may otherwise have, including under this Agreement.

     6.2 PURCHASERS' INDEMNIFICATION. Each Purchaser severally agrees to indemnify and hold harmless the Company, CCI and each of their directors, officers, employees and agents against any losses, liabilities, claims, damages, actions and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Securities, as originally filed or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make statements made therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Purchaser's willful misconduct or gross negligence in the performance of such Purchaser's obligations under this Agreement; or (iv) the breach of the representations and warranties made herein by the Purchaser, but, in respect of any claim for indemnification arising out of matters covered by clauses (i) and
(ii) above, only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Purchaser furnished to the Company by the Purchaser, or at its direction, expressly for use therein. This indemnity agreement will be in addition to any liability, which each Purchaser may otherwise have, including under this Agreement.

     6.3 ADDITIONAL INDEMNIFICATION. The Company and CCI, jointly and severally, will indemnify and hold each Purchaser, and all affiliates, partners, directors, agents, employees and controlling persons of such Purchaser, harmless against any and all losses, claims, damages or liabilities (including, without limitation, in connection with any action, proceeding or investigation brought by or against such Purchaser, including by stockholders of the Company) in connection with or as a result of any matter referred to in this Agreement, including, without limitation, for any misrepresentation by the Company or CCI, for breaches of representations and warranties contained in this Agreement, and for any breach, non-compliance or nonfulfillment by the Company or CCI of any covenant, agreement or undertaking to be complied with or performed by it contained in or pursuant to this Agreement, except to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted solely from the gross negligence or willful misconduct of such Purchaser. If for any reason the foregoing indemnification is unavailable to such Purchaser or is insufficient to hold such Purchaser harmless, then the Company and CCI, jointly and severally, shall contribute to the amount paid or payable by such Purchaser as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and CCI, on the one hand, and such Purchaser, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company and CCI under this paragraph shall be in addition to any liability which the Company and CCI may otherwise have, shall extend upon the same terms and conditions to any affiliate of such Purchaser and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, CCI, such Purchaser, or any such affiliate. The Company and CCI also agree that neither such Purchaser nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company, CCI or any person or entity asserting claims on behalf of or in right of the Company or CCI in connection with or as a result of any matter referred to in this Agreement except to the extent that it is finally judicially determined that any losses, claims, damages, liabilities or expenses incurred by the Company and CCI result solely from the gross negligence or willful misconduct of, or knowing breach of this Agreement by, such Purchaser.

     6.4 INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Article VI or any affiliate, partners, directors, agents, employees and controlling persons, as the case may be, of notice of any claim or other commencement of any action in respect of which indemnity may be sought, such indemnified party will notify each party against whom indemnification is to be sought in writing of the receipt or commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability or obligation that it may have under this Article VI or otherwise unless the failure to notify promptly shall actually prejudice or harm the indemnifying party and in such case, such failure will not in any event relieve the indemnifying party from any obligations other than the indemnification obligation provided in this Article VI). The indemnifying party shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of fees and expenses of such counsel). The indemnified party shall cooperate with the indemnifying party and such party's counsel in the defense of such claim or action. The indemnifying party shall not in connection with any one such claim or action or separate but substantially similar related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all of the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party or one or more legal defenses are available to an indemnified party but not to other indemnified parties subject to the same claim or action. In the event the indemnifying party does not promptly assume the defense of a claim or action, the indemnified parties shall have the right to employ counsel reasonably satisfactory to the indemnified parties, at their expense, to defend such claim or action. The indemnified party shall not admit any liability with respect to the claim or action or settle, compromise, pay or discharge the same without the prior written consent of the indemnifying party so long as the indemnifying party is reasonably contesting or defending the same in good faith. The indemnifying party shall not compromise, settle or discharge any claim or action without the indemnified party's consent, as applicable, which consent will not be unreasonably withheld, unless there is no finding or admission of any violation of any law against the indemnified party and the sole relief is monetary damages paid in full by the indemnifying party. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of any matter referred to in this Agreement is hereby waived by the parties hereto. The provisions of this Article VI shall survive any termination or completion of this Agreement.

                                  ARTICLE VII

                                  MISCELLANEOUS

     7.1 REGISTRATION RIGHTS. The registration rights granted pursuant to the Letter Agreement, dated as of July 6, 2000, between the Company and Jacobson Partners shall be applicable to any Excess Shares purchased hereunder.

     7.2 ENTIRE UNDERSTANDING. This Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

     7.3 NOTICES. All communications hereunder shall be in writing and, if to the Company or CCI, shall be mailed, delivered or telecopied and confirmed to it at:

                          Childtime Learning Centers Inc.
                          38345 West 10 Mile Road, Suite 100
                          Farmington Hills, Michigan  48335
                          Attention:  Chief Executive Officer
                          Facsimile No.:  (248) 476-1168

                          with a copy to:

                          Honigman Miller Schwartz and Cohn LLP
                          2290 First National Building
                          Detroit, Michigan  48226
                          Attention:  Norman H. Beitner
                          Facsimile No.:  (313) 465-7321

     And if to any Purchaser, shall be mailed, delivered or telecopied and confirmed to it at:

                          c/o Jacobson Partners
                          595 Madison Avenue, Suite 100
                          New York, New York  10022-1907
                          Attention:  Benjamin Jacobson
                          Facsimile No.:  (212) 758-4567

                          with a copy to:

                          Stroock & Stroock & Lavan LLP
                          180 Maiden Lane
                          New York, New York  10038
                          Attention:  Bradley Kulman
                          Facsimile No.:  (212) 806-6006

     7.4 PARTIES IN INTEREST. This Agreement, upon acceptance by the Company and CCI, shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs, administrators and executors. Each Purchaser shall have the right to assign or otherwise dispose of its interest in this Agreement in its sole discretion, provided that no such assignment shall affect such Purchaser's obligations under this Agreement.

     7.5 SEVERABILITY. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     7.6 SECTION HEADINGS. Article and section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     7.7 REFERENCES. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific Section or subsection.

     7.8 CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     7.9 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first written above.

                                   CHILDTIME LEARNING CENTERS, INC.

                                   By: /s/ Frank Jerneycic
                                       ----------------------------------
                                   Name:  Frank Jerneycic
                                   Title: Chief Financial Officer


                                   CHILDTIME CHILDCARE, INC.

                                   By: /s/ Frank Jerneycic
                                       ----------------------------------
                                   Name:  Frank Jerneycic
                                   Title: Chief Financial Officer


                                   JP ACQUISITION FUND II, L.P.

                                   By:  JPAF Limited Partnership,
                                   its general partner

                                   By:  JPAF, Inc., its general partner


                                   By:  /s/ Benjamin R. Jacobson
                                        --------------------------------
                                   Name: Benjamin R. Jacobson
                                   Title:  President


                                   JP ACQUISITION FUND III, L.P.

                                   By:  JPAF III LLC, its general partner

                                   By:  Jacobson Partners, its sole member

                                   By:  /s/ Benjamin R. Jacobson
                                        --------------------------------
                                   Name: Benjamin R. Jacobson
                                   Title:   Managing Partner


                                   EACH OF THE INVESTORS NAMED ON
                                     SCHEDULE I HERETO

                                   By:  /s/ Benjamin R. Jacobson
                                        --------------------------------
                                            Benjamin R. Jacobson
                                            Attorney-in-Fact

                                   SCHEDULE I
                                LIST OF INVESTORS

Amcito Partners, L.P.
Raymond P. Barbrick
Barcam Holdings, Inc.
Allan Chan
Silvia Cocozza
John Dickerson and Beverly Dickerson, JTWROS
Edmund Gaffney
Nathan Gantcher
Jamie L. Goldberg
D. M. Harlan, Jr.
Christopher D. Heinz
Harrison R. Horan
HVS Boxers LLC
Benjamin R. Jacobson
Sara K. Jacobson Trust, Michael Fuchs, Trustee
Virginia Juliano
Nicolas Karlson Trust, Michael Fuchs, Trustee
George A. Kellner
James J. Morgan
Gerald L. Parsky
QFG Ventures, L.P.
Maria and Gaetano Ruvio, JTWROS
Shazeen Sacranie and Gail R. Sacranie, JTWROS
Kurt Schnaubelt
Timothy E. Whelan

                                 SCHEDULE 2.1(F)
                    TO STANDBY SECURITIES PURCHASE AGREEMENT,
                          DATED AS OF FEBRUARY 20, 2003

Authorized capital stock of the Company:

     20,000,000 shares of common stock, no par value*
     1,000,000 shares of preferred stock, no par value

     * The Company plans to hold a special meeting of its shareholders on March 10, 2003 to increase the authorized common stock of the Company to 40,000,000 shares.

Issued and outstanding capital stock of the Company:

     5,416,210 shares of common stock, no par value

Preemptive or similar rights:

     None

Outstanding options, warrants, etc.:

     Options to acquire an aggregate of 1,046,903 shares of common stock, no par value

                                     ANNEX A
                                  LEGAL OPINION

     1. INCORPORATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as described in the Prospectus and to issue and sell the Excess Shares and the Excess Subordinated Debt. CCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as described in the Prospectus. Each of the Company and CCI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property, except where the failure to be so qualified would not have a Material Adverse Effect or CCI Material Adverse Effect, respectively.

     2. AUTHORIZATION.

          a. STANDBY PURCHASE AGREEMENT. Each of the Company and CCI has the requisite corporate power and authority to enter into and comply with its obligations under the terms of the Standby Securities Purchase Agreement (the "Agreement"). The execution, delivery and performance of the Agreement by each of the Company and CCI have been duly authorized by all necessary corporate action of the Company and CCI (including, if required, their respective shareholders). The Agreement has been duly executed and delivered by the Company and CCI and constitutes the valid and binding obligation of the Company and CCI enforceable against the Company and CCI in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity), except as enforceability of the indemnity and contribution agreements of the Company and CCI therein may be limited by considerations of public policy.

          b. INDENTURE. The Company has the requisite corporate power and authority to enter into and comply with its obligations under the terms of the Indenture. The execution, delivery and performance of the Indenture by the Company have been duly authorized by all necessary corporate action of the Company (including, if required, its shareholders). The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity), except as enforceability of the indemnity and contribution agreements of the Company therein may be limited by considerations of public policy.

          c. NOTES. The Company has the requisite corporate power and authority to enter into and comply with its obligations under the terms of the notes representing the Excess Subordinated Debt (the "Notes"). The execution, delivery and performance of the Notes by the Company have been duly authorized by all necessary corporate action of the Company (including, if required, its shareholders). When executed and authenticated in accordance with the terms of the Indenture and delivered to the Purchasers pursuant to the terms of and in exchange for the consideration set forth in the Agreement, the Notes will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity), free of statutory restrictions on transfer imposed by any statute or, to our actual knowledge, by any Material Agreement (as defined in paragraph 3 below), except for transfer restrictions under applicable federal and state securities laws, and will be entitled to the benefits of the Indenture.

          d. EXCESS SHARES. The Excess Shares have been duly authorized by all necessary corporate action of the Company, and when issued in accordance with such authorization and delivered by the Company against payment therefor in accordance with the Agreement will be validly issued, fully paid and nonassessable, free and clear of all adverse claims, including rights of first refusal, of which we have actual knowledge (based upon our review of the Material Agreements and the Company's minute book); and no shareholders of the Company have preemptive rights with respect to the Excess Shares arising under the Michigan Business Corporation Act. The Excess Shares will be free of statutory restrictions on transfer imposed by any statute or, to our actual knowledge, by any Material Agreement, except for transfer restrictions under applicable federal and state securities law and Section 8-402 of the Uniform Commercial Code.

     3. NO CONFLICT. The execution and delivery by each of the Company and CCI of the Agreement, the Indenture and the Notes (collectively, the "Transaction Documents"), to which it is a party, and the compliance by each of the Company and CCI with the terms of the Transaction Documents to which it is a party do not and will not (a) violate the articles of incorporation or bylaws of the Company or CCI, (b) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or CCI is a party or by which any of their respective properties or assets are bound, and which is included as an exhibit to the Registration Statement (a "Material Agreement"), with such exceptions as would not have a Material Adverse Effect or CCI Material Adverse Effect, respectively, (c) violate any law, rule or regulation which is applicable to the Company or CCI, or (d) violate any of the Company's or CCI's existing obligations under any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or CCI or any of their respective properties or assets and naming the Company or CCI, which, to our actual knowledge, is binding on the Company or CCI or their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by the Company or CCI of the Transaction Documents to which they are a party and the issuance of the Excess Shares and the Excess Subordinated Debt, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws or the bylaws or rules of the NASD.

     4. CAPITALIZATION. The authorized capital stock of the Company as of the date hereof is set forth in the Registration Statement. Based solely on a review of the Company's minute books and certificates of the officers of the Company and of the Company's transfer agent, (a) the issued and outstanding capital stock of the Company as of the date hereof is set forth in the Registration Statement and (b) all issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and conform in all material respects to the description thereof, to the extent constituting statements of law or legal conclusions, under the caption "Description of Our Capital Stock" in the Prospectus.

     5. NO REGISTRATION. The offer, issuance and sale of the Excess Shares and of the Excess Subordinated Debt pursuant to the Agreement and the Indenture, respectively, are exempt from the registration requirements of the Securities Act.

     6. NASDAQ LISTING. All of the Excess Shares have been listed for trading on The Nasdaq SmallCap Market. To our actual knowledge, there is no action or proceeding, pending or threatened, to delist the Excess Shares from The Nasdaq SmallCap Market.

     7. TRUST INDENTURE ACT. The Indenture has been duly qualified under the Trust Indenture Act.

     8. DESCRIPTIONS OF SECURITIES AND AGREEMENTS. The Excess Shares, the Excess Subordinated Debt, the Agreement and the Indenture conform in all material respects to the descriptions thereof, to the extent constituting statements of law or legal conclusions, under the captions "Description of Our Capital Stock," "Description of the Subordinated Notes" and "Plan of Distribution" in the Prospectus.

     9. THE REGISTRATION STATEMENT. The Registration Statement has become effective under the Securities Act and, to our actual knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and (b) no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the SEC. To our actual knowledge, no party has the right under any of the Material Agreements to include securities held by such party in the Registration Statement, and there is no party possessing the right to demand that the Company register securities owned by such parties, except as disclosed in the Registration Statement or Prospectus. Except as to financial statements and schedules and other financial and statistical data (including any pro forma financial information) and tables included therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which we express no opinion, the Registration Statement and the Prospectus, as supplemented, comply as to form in all material respects with the requirements of the Securities Act.

     10. TAX DISCLOSURE. The statements in the Prospectus under the caption "Federal Income Tax Considerations," insofar as they constitute statements of law or legal conclusions, fairly present accurate in all material respects summaries of the applicable law.

     We have participated in conferences with officers and representatives of the Company and representatives of the independent public accountants for the Company, at which the contents of the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and therefore, we do not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Registration Statement or the Prospectus, and we cannot provide assurance that the procedures described in the preceding sentence would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, no facts have come to our attention that cause us to believe that the Registration Statement (other than financial, quantitative and statistical data and calculations and financial statements and schedules, as to which we express no view) at the time it became effective including all information deemed to be part of the Registration Statement (other than financial, quantitative and statistical data and calculations and financial statements and schedules, as to which we express no view) at the time of effectiveness contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial, quantitative and statistical data and calculations and financial statements and schedules, as to which we express no view) as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.